Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements listed below of our reports dated March 10, 2006, with respect to the consolidated financial statements and schedule of Artesyn Technologies, Inc. and Subsidiaries, Artesyn Technologies, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Artesyn Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended December 30, 2005.
•	Registration Statement No. 333-81436 on Form S-3

•	Registration Statement No. 333-109053 on Form S-3

•	Registration Statement No. 333-36375 on Form S-4/A

•	Registration Statement No. 333-08475 on Form S-8

•	Registration Statement No. 333-58771 on Form S-8

•	Registration Statement No. 333-85225 on Form S-8

•	Registration Statement No. 333-59382 on Form S-8

•	Registration Statement No. 333-102854 on Form S-8

•	Registration Statement No. 333-119942 on Form S-8

•	Registration Statement No. 333-119953 on Form S-8

•	Registration Statement No. 33-42516 on Form S-8

•	Registration Statement No. 33-63501 on Form S-8

/s/ Ernst & Young LLP
Certified Public Accountants

West Palm Beach, Florida
March 10, 2006